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                         TRANSITIONAL SERVICES AGREEMENT

                  This Transitional Services (the "Agreement"), is made and entered into as of December 26, 2000 (the "Effective Date"), by and between Cytomedix, Inc., a Delaware corporation ("Cytomedix"), and Curative Health Services, Inc., a Minnesota corporation ("Curative").

                                   WITNESSETH:

                  WHEREAS, Cytomedix and Curative are parties to that certain Amended and Restated Asset Purchase Agreement effective as of October 12, 2000 (the "Asset Purchase Agreement"), pursuant to which Cytomedix has agreed to purchase certain of the assets of Curative and its affiliates as set forth therein;

                  WHEREAS, pursuant to Section 2.7(a)(ix) of the Asset Purchase Agreement, it is a condition to the closing of the transactions described in the Asset Purchase Agreement that the parties hereto enter into this Agreement;

                                    AGREEMENT

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                                   ARTICLE I.
                                    SERVICES

                  During the Transitional Period (as defined in Section 3.1 below), Cytomedix hereby engages Curative to provide quality assurance services, warehouse services, information services, finance services, human resource services, accounting services, access to e-mail and computers, access to office space, and such other transitional assistance as may be agreed upon by Cytomedix and Curative during the Transitional Period, in each case as may be reasonably directed by Cytomedix from time to time, and, except as otherwise specified by Cytomedix, in the manner and at a relative level of service, where applicable, and consistent in all material respects with that provided by Curative with respect to the Procuren Operations (as defined in the Asset Purchase Agreement) prior to the date hereof (all such services, the "Transitional Services"), and Curative hereby accepts such engagement, all on the terms and conditions herein. In the event that Curative shall be unable to perform any services as required by this Agreement for any reason, Curative and Cytomedix shall cooperate in obtaining an alternative means of providing such services.

                                   ARTICLE II.
                                     PAYMENT

                  The Transitional Services shall be provided by Curative at a cost which is equal to the reasonable direct expenses (excluding any overhead allocation) incurred by Curative in providing such services, including but not limited to any costs in connection with utilizing consultants (such amount, the "Service Fees"), plus the Monthly Base Fee (as defined below) (the Services Fees and Monthly Base Fee together, the "Fees"). Within thirty (30) days following the end of each calendar month, Curative shall send Cytomedix a monthly invoice
(a) showing the amount of the Fees owing by Cytomedix, and (b) providing a reasonably detailed description of the services provided by Curative, during that month. The Fees shall be paid by Cytomedix within thirty (30) days of its receipt of the invoice therefor. If so


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requested by Cytomedix, Curative shall provide a good faith estimate of the out-of-pocket costs that Curative expects to incur in providing any requested service. The "Monthly Fee" shall be an amount equal to (i) $5,000 per month during the first and second months of the Transitional Period, (ii) $6,000 per month during the third and fourth months of the Transitional Period, and (iii) $7,000 per month during the balance of the Transitional Period (as such period may be extended pursuant to Section 3.4).

                                  ARTICLE III.
                              TERM AND TERMINATION

                  Section 3.1 Term. The term of this Agreement (such term, the "Transitional Period") commences upon the Effective Date and terminates six (6) months from the date thereof, unless earlier terminated pursuant to (a) the mutual consent of the parties, or (b) Sections 3.2 or 3.3 below.

                  Section 3.2 Termination by Cytomedix. Cytomedix may terminate this Agreement without cause upon thirty (30) days' prior written notice to Curative.

                  Section 3.3 Termination by Either Party. Upon thirty (30) days' prior written notice to the other party, either party may terminate this Agreement if the other party breaches any of its material obligations hereunder and fails to cure such breach by the end of such thirty (30) day period.

                  Section 3.4 Extension by Cytomedix. Cytomedix may elect to extend the Transitional Period for an additional three (3) months upon thirty
(30) days' prior written notice to Curative, provided that in any event the Transitional Period shall not exceed nine (9) months.

                  Section 3.5 Effect of Termination. In the event of notice of termination, Curative shall continue to provide the Transitional Services up to the date of termination. Upon termination, Cytomedix shall pay Curative any moneys then due and owing up to the date of termination, and each party cease using and return any Confidential and Proprietary Information except as otherwise set forth in Section 2.4 of the Supply Agreement.

                                   ARTICLE IV.
                                 CONFIDENTIALITY

                  Each party acknowledges that any information concerning the other party received in connection with this Agreement shall be deemed "Confidential and Proprietary Information" (provided that information contained within the Assets (as defined in the Asset Purchase Agreement) transferred to Cytomedix shall not be deemed Confidential and Proprietary Information of Curative). Each party agrees that it shall not permit the duplication, use or disclosure of any such Confidential and Proprietary Information to any person or entity (other than its own employees or agents who must have such information for any proper purpose), unless (a) authorized in writing and signed by the other party, (b) such information was in the public domain at the time of receipt, or (c) legally required to disclose such information, provided that the party availing itself of this exception has promptly notified the other party of such required disclosure and has used commercially reasonable efforts to lawfully avoid or limit such disclosure. Confidential and Proprietary Information does not include any information which, at the time of disclosure, is generally known by the public and any competitors of either party through no breach of the disclosing party. The provisions of this Article IV shall survive the expiration or termination of this Agreement.

                                   ARTICLE V.
                           ACCESS; RECORDS AND REPORTS



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                  Section 5.1 Access. Subject to Article IV above, during the
Transitional Period, each party shall provide the other party and its personnel with access to the equipment, office and storage space and systems of such party during normal business hours to the extent reasonably required in connection with the provision of the Transitional Services; provided, however, that such access shall be supervised by the appropriate personnel of such party.

                  Section 5.2 Records and Reports. Curative shall keep true and accurate records and books of account in connection with its obligations hereunder. These records and books of account shall upon reasonable notice be available during business hours for inspection by Cytomedix.

                                   ARTICLE VI.
                                 INDEMNIFICATION

                  Section 6.1 Indemnification by Curative. Curative shall indemnify and hold harmless Cytomedix, its affiliates and agents harmless from all losses, damages, claims, penalties and expenses, including, without limitation, reasonable attorneys' fees, arising out of or in connection with (a) any material breach of this Agreement by Curative, or (b) the negligent, reckless or intentional acts or omissions of Curative, its employees, agents or representatives in connection with this Agreement.

                  Section 6.2 Indemnification by Cytomedix. Cytomedix shall indemnify and save and hold Curative, its affiliates and agents harmless from all losses, damages, claims, penalties and expenses, including, without limitation, reasonable attorneys' fees, arising out of or in connection with (a) any material breach of this Agreement by Cytomedix, or (b) the negligent, reckless or intentional acts or omissions of Cytomedix, its employees, agents or representatives in connection with this Agreement.

                                  ARTICLE VII.
                                  MISCELLANEOUS

                  Section 7.1 No Joint Venture. Nothing herein shall create any association, partnership, joint venture or agency relationship between the parties hereto or any third party.

                  Section 7.2 Further Assurances. The parties shall cooperate reasonably with each other in connection with any steps required to be taken as part of their respective obligations under this Agreement, and the parties agree
(a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

                  Section 7.3 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and are deemed to have been duly given when (a) delivered by hand with written confirmation of receipt,
(b) sent by facsimile with confirmation of transmission by the transmitting equipment, (c) five (5) days after delivery, if sent by certified mail, return receipt requested, or (d) one (1) day after delivery, if sent by a nationally recognized overnight delivery service, return receipt requested, in each case to the appropriate addresses, or facsimile numbers set forth below (or to such other addresses, facsimile numbers or as a party may designate by notice to the other parties):



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            Cytomedix:       Cytomedix, Inc.
                             Three Parkway North
                             Deerfield, Illinois 60015
                             Attention: Christopher J. Caywood
                             Vice President of Strategy and Business Development
                             Fax: (847) 405-7801

            with a copy to:  Latham & Watkins
                             1001 Pennsylvania Ave., N.W.
                             Suite 1300
                             Washington, D.C. 20004
                             Attention: Stuart S. Kurlander, Esq.
                             Fax: (202) 637-2201

            Curative:        Curative Health Services, Inc.
                             150 Motor Parkway
                             Hauppauge, New York 11788
                             Attention:  William Tella
                             Sr. Vice President of Business Development
                             Fax: (631) 233-8107

            with a copy to:  Dorsey & Whitney LLP
                             250 Park Avenue
                             New York, New York 10177
                             Attention: Seth I. Truwit, Esq.
                             Fax: (212) 953-7201

                  Section 7.4 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right under this Agreement operates as a waiver of such right, and no single or partial exercise of any such right precludes any other or further exercise of such right or the exercise of any other right. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

                  Section 7.5 Entire Agreement and Modification. This Agreement and the Asset constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement signed on behalf of each of the parties hereto.

                  Section 7.6 Assignment. No party to this Agreement may assign, transfer, or otherwise dispose of any of its rights, duties, or obligations hereunder without the prior written consent of the other party hereto; provided, that either party may assign, transfer, or otherwise dispose of any of its rights, duties or obligations hereunder to any of its affiliates without the prior consent of the other party (in which case the assigning party shall continue to be liable for its obligations hereunder). Subject to the



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foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

                  Section 7.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

                  Section 7.8 No Third Party Beneficiary. No provision of this Agreement shall create, or be deemed to create, any legal or equitable right in any person not a party to this Agreement or give any such person any claim against any party to this Agreement that such party would not have but for this Agreement.

                  Section 7.9 Section Headings; Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the context requires. The language used in the Agreement shall be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and that rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be available in the interpretation of this Agreement.

                  Section 7.10 Governing Law; Jurisdiction. This Agreement is to be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The parties agree that the state and federal courts located in New York County, New York shall be the sole venue and shall have sole jurisdiction for the resolution of all disputes arising hereunder.

                  Section 7.11 Execution of Agreement, Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purpose whatsoever.

                  [remainder of page intentionally left blank]








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               [signature page to Transitional Services Agreement]


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                             CYTOMEDIX:
                             CYTOMEDIX, INC.


                             By:    /s/ Robin Lee Geller
                                   --------------------------------------------
                             Name:  Robin Lee Geller
                                   --------------------------------------------
                             Its:   Vice President
                                   --------------------------------------------

                             CURATIVE:
                             CURATIVE HEALTH SERVICES, INC.


                             By:    /s/ William C. Tella
                                   --------------------------------------------
                             Name:  William C. Tella
                                   --------------------------------------------
                             Its:   Senior Vice President, Business Development
                                   --------------------------------------------




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